UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GREENHAVEN CONTINUOUS COMMODITY
INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY
INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

(Exact Name of Registrant as Specified in Its Charter)

26-0151234 (Registrant)
Delaware	26-0151301 (Co-Registrant)

(State of Incorporation or Organization)	(IRS Employer Identification No.)

c/o GreenHaven Commodity Services, LLC
3340 Peachtree Road, Suite 1910
Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units of Beneficial Interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐
Securities Act registration statement file number to which this form related: 333-138424 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.
The description of the common units of beneficial interest, or Shares, to be registered contained in Registrant’s Prospectus as filed with the commission pursuant to Rule 424(b) under the Securities Act (File Nos. 333-138424) is deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits:
None.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Fulton in the State of Georgia on the 18th day of November, 2008.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
By GreenHaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead F. Pringle, III

Name: Ashmead F. Pringle, III Title: President

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND By GreenHaven Commodity Services, LLC, the Managing Owner

By:	/s/ Ashmead F. Pringle, III

Name: Ashmead F. Pringle, III Title: President